EXHIBIT 99.1

CONTACT:	ICR, Inc.
Rachel Schacter/Allison Malkin
203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES THIRD QUARTER RESULTS

~ Third Quarter Net Sales of $169.9 million ~
~ Operating Income of $23.1 million and Adjusted Operating Income of $25.1 million ~
~ Third Quarter Earnings Per Share of $0.63, or Adjusted Earnings Per Share of $0.70 ~
~ Ends Third Quarter with Cash of $163.2 million on Lower Debt ~

Paramus, NJ – November 24, 2020 -- Movado Group, Inc. (NYSE: MOV) today announced third quarter and nine month results for the period ended October 31, 2020.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “Our third quarter results were ahead of our expectations and included strength across key operating metrics, including a sequential improvement in sales, expansion in gross margin; and operating expenses below the prior year, which combined led to adjusted operating income above last year. We are encouraged by the strengthening in demand for our products and brands despite the global environment. The quarter saw strong sales in Europe, a key market for our brands, and across our ecommerce sites, with Movado brand ecommerce sales increasing 159% on our own and our partners’ digital platforms. Looking to the fourth quarter, while there remains uncertainty around the duration and trajectory of the COVID resurgence, we are confident that our powerful portfolio of brands combined with a continued focus on innovation and support of our marketing campaigns, position us well for the all-important holiday season.”

Mr. Grinberg continued, “Our strong balance sheet is a testament to the disciplined execution in operating our business by our teams around the world. We tightly managed operating expenses and inventories, and ended the third quarter with $163.2 million in cash and lower debt. Importantly, we believe that the operational and financial actions that we’ve taken will enable us to emerge even stronger and well positioned to deliver long-term, sustainable growth.”

Fiscal Third Quarter Highlights (See attached table for GAAP and Non-GAAP measures)
•	Delivered topline results ahead of expectations with sequential improvement from the second quarter fiscal 2021
•	Drove adjusted gross margin expansion of 100 bps to 54.5%
•	Decreased adjusted operating expenses as a percent of sales 200 bps to 39.7%
•	Generated adjusted operating income of $25.1 million as compared to $24.3 million in the prior year period, despite pandemic impacts
•	Tightly managed inventories, which declined 12% from prior year and are well positioned heading into the holiday selling season
•	Ended third quarter with cash of $163.2 million

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Third quarter fiscal 2021 included the following charges:
•
$0.7 million pre-tax charge, or $0.5 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;

•
$0.6 million pre-tax charge, or $0.3 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT; and

•	$0.8 million pre-tax charge, or $0.6 million after tax, representing $0.03 per diluted share, related to corporate initiatives primarily in response to the COVID-19 pandemic.

Third quarter fiscal 2020 included the following charges:
•
$0.7 million pre-tax charge, or $0.5 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton; and

•
$0.9 million pre-tax charge, or $0.7 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT.

Third Quarter Fiscal 2021 (See attached table for GAAP and Non-GAAP measures)
•
Net sales decreased 17.4% to $169.9 million as compared to $205.6 million in the third quarter of fiscal 2020. Net sales on a constant dollar basis decreased 19.4% as compared to net sales in the third quarter of fiscal 2020.

•
Gross profit was $92.5 million, or 54.4% of net sales, as compared to $110.1 million, or 53.5% of net sales, in the third quarter last year. Adjusted gross profit in the third quarter of fiscal 2021 was $92.5 million, or 54.5% of net sales, which excludes $0.1 million associated with corporate initiatives related to the impact on the business of the COVID-19 pandemic. There were no adjustments to gross profit in the third quarter of fiscal 2020. The increase in adjusted gross margin percentage was primarily the result of favorable changes in channel and product mix and favorable foreign currency exchange rates.

•
Operating expenses decreased $18.0 million to $69.4 million, as compared to $87.4 million in the third quarter last year. Adjusted operating expenses, which excludes the operating expense charges mentioned above in the Non-GAAP Items section, were $67.4 million and $85.8 million for the third quarter of fiscal 2021 and fiscal 2020, respectively. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all operating expenses, including non-essential operating expenses, such as certain marketing, selling and payroll related expenses.

•
Operating income was $23.1 million compared to operating income of $22.6 million in the third quarter of fiscal 2020. Adjusted operating income, which excludes the fiscal 2021 charges listed above in the Non-GAAP Items section, was $25.1 million and $24.3 million for the third quarter of fiscal 2021 and fiscal 2020, respectively.

•
The Company recorded a tax provision of $7.5 million, as compared to $5.0 million in the third quarter of fiscal 2020. Based upon adjusted pre-tax income, the adjusted tax provision was $8.0 million or an adjusted tax rate of 32.7% as compared to an adjusted tax provision of $5.3 million or an adjusted tax rate of 22.1% in the third quarter of fiscal 2020. The increase in the adjusted tax rate is due to the impact of the U.S. tax on GILTI as a result of the mix of jurisdictional earnings, partially offset by the NOL carryback provision of the CARES Act.

•
Net income was $14.8 million, or $0.63 per diluted share, as compared to net income of $17.8 million, or $0.76 per diluted share, in the third quarter of fiscal 2020. Adjusted net income for the fiscal 2021 period was $16.4 million, or $0.70 per diluted share, which excludes the third quarter fiscal 2021 net charges listed above in the Non-GAAP Items section after the associated tax effects. This compares to adjusted net income for the third quarter of fiscal 2020 of $19.0 million or $0.82 per diluted share, which excludes the third quarter fiscal 2020 net charges listed above in the Non-GAAP Items section after the associated tax effects.

Nine Month Results Fiscal 2021 (See attached table for GAAP and Non-GAAP measures)
•
Net sales decreased 35.7% to $328.1 million as compared to $510.0 million in the same period of fiscal 2020. Net sales on a constant dollar basis decreased 36.4% as compared to net sales in the first nine months of fiscal 2020.

•
Gross profit was $169.7 million, or 51.7% of net sales, as compared to $274.3 million, or 53.8% of net sales, in the same period last year. Adjusted gross profit for the first nine months of fiscal 2021 was $173.3 million, or 52.8% of net sales, which excludes $3.6 million in corporate initiative charges related to the impact on the business of the COVID-19 pandemic. This compares to adjusted gross profit of $274.4 million, or 53.8% of net sales for the first nine months of fiscal 2020, which excludes $0.1 million in adjustments associated with the amortization of acquisition accounting adjustments related to the MVMT acquisition. The decrease in adjusted gross margin percentage was primarily the result of unfavorable changes in channel and product mix and U.S. special tariff headwinds, partially offset by favorable foreign currency exchange rates.

•
Operating expenses were $337.7 million as compared to $237.9 million in the same period last year. For the first nine months of fiscal 2021, adjusted operating expenses were $166.4 million, which excludes $155.9 million in adjustments related to the impairment of goodwill and certain intangible assets, $11.8 million in corporate initiative charges related to the impact to the business from the COVID-19 pandemic, $2.0 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.5 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition. For the first nine months of fiscal 2020, adjusted operating expenses were $232.7 million, which excludes $2.1 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $3.4 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all operating expense, including non-essential operating expenses, such as certain marketing, selling and payroll related expenses.

•
Operating loss was $168.0 million as compared to operating income of $36.4 million in the same period last year. Adjusted operating income for the first nine months of fiscal 2021 was $6.9 million, which excludes the fiscal 2021 charges listed in the immediately preceding bullet, compared to adjusted operating income of $41.7 million for the first nine months of fiscal 2020, which excludes the fiscal 2020 net charges listed in the immediately preceding bullet.

•
The Company recorded a tax benefit of $26.4 million as compared to a tax provision of $10.5 million for the first nine months of fiscal 2020. Based upon adjusted pre-tax income, the adjusted tax provision was $3.7 million in the first nine months of fiscal 2021 as compared $8.4 million in the first nine months of fiscal 2020.

•
Net loss was $141.8 million, or a loss of $6.11 per diluted share, as compared to net income for the first nine months of fiscal 2020 of $39.2 million, or $1.68 per diluted share. Adjusted net income for the first nine months of fiscal 2021 was $1.7 million, or $0.07 per diluted share, which excludes $131.1 million, net of $24.9 million of tax, in adjustments related to the impairment of goodwill and certain intangible assets, $10.7 million, net of $4.7 million of tax, in corporate initiative charges related to the impact on the business from the COVID-19 pandemic including restructuring, $1.6 million, net of $0.4 million of tax, of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.0 million, net of $0.6 million of tax, in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, and $0.8 million, net of $0.5 million of tax, associated with a gain on the sale of a non-operating asset in Switzerland. This compares to adjusted net income for the first nine months of fiscal 2020 of $33.0 million, or $1.41 per diluted share. This amount excludes expenses of $1.7 million, net of $0.4 million of tax, associated with the amortization of acquired intangible assets related to Olivia Burton; expenses of $2.7 million, net of $0.8 million of tax, related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to MVMT; a gain of $10.4 million, net of $3.3 million of tax, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition; and a gain of $0.2 million, net of $0.1 million of tax, in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives.

Fiscal 2021 Outlook
Given the dynamic nature of the COVID-19 crisis and lack of visibility, the Company is not providing fiscal 2021 outlook.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, November 24th at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on November 24, 2020 until 11:59 p.m. ET on December 8, 2020 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13713033.

Movado Group, Inc. designs, sources, and globally distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches, and for certain of these brands jewelry and other accessories, and operates Movado Company Stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives and the impairment of goodwill and certain intangible assets. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of charges for the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangible assets and the gain on sale of a non-operating asset. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangibles and the gain on sale of a non-operating asset. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, pandemics, including the effect of the COVID-19 pandemic and other diseases on travel and traffic in the Company’s retail stores and the stores of its wholesale customers, supply disruptions and delivery delays from the Company’s suppliers as a result of the COVID-19 pandemic, adverse impact on the Company’s wholesale customers and customer traffic in the Company’s stores as a result of increased uncertainty and economic disruption caused by the COVID-19 pandemic, uncertainty relating to the availability of vaccines and treatments for COVID-19, the impact of the United Kingdom’s process to exit from the European Union, defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, and general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,

	2020	2019	2020	2019

Net sales	$169,863	$205,618	$328,067	$509,983

Cost of sales	77,410	95,549	158,365	235,702

Gross profit	92,453	110,069	169,702	274,281

Operating expenses	69,386	87,431	181,795	237,893
Impairment of goodwill and intangible assets	-	-	155,919	-
Total operating expenses	69,386	87,431	337,714	237,893

Operating income/(loss)	23,067	22,638	(168,012)	36,388

Non-operating (expense)/income:
Gain on sale of a non-operating asset	-	-	1,317	-
Change in contingent consideration	-	-	-	13,627
Interest expense	(608)	(240)	(1,469)	(689)
Interest income	8	18	31	63

Income/(Loss) before income taxes	22,467	22,416	(168,133)	49,389

Provision/(Benefit) for income taxes	7,524	4,955	(26,365)	10,543

Net income/(loss)	14,943	17,461	(141,768)	38,846

Less: Net income/(loss) attributable to noncontrolling interests	118	(304)	15	(349)

Net income/(loss) attributable to Movado Group, Inc.	$14,825	$17,765	$(141,783)	$39,195

Diluted Income Per Share Information
Net income/(loss) attributable to Movado Group, Inc.	$0.63	$0.76	$(6.11)	$1.68

Weighted diluted average shares outstanding	23,375	23,250	23,223	23,322

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported
	Three Months Ended
	October 31,		% Change

	2020	2019

Total net sales, as reported	$169,863	$205,618	-17.4%

Total net sales, constant dollar basis	$165,639	$205,618	-19.4%

	As Reported
	Nine Months Ended
	October 31,		% Change

	2020	2019

Total net sales, as reported	$328,067	$509,983	-35.7%

Total net sales, constant dollar basis	$324,452	$509,983	-36.4%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income/(Loss)	Pre-tax Income/(Loss)	Provision/(Benefit) for Income Taxes	Net Income/(Loss) Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended October 31, 2020
As Reported (GAAP)	$169,863	$92,453	$23,067	$22,467	$7,524	$14,825	$0.63
Olivia Burton Costs (1)	-	-	677	677	128	549	$0.02
MVMT Costs (2)	-	-	555	555	211	344	$0.02
Corporate Initiatives (3)	-	43	781	781	143	638	$0.03
Adjusted Results (Non-GAAP)	$169,863	$92,496	$25,080	$24,480	$8,006	$16,356	$0.70

Three Months Ended October 31, 2019
As Reported (GAAP)	$205,618	$110,069	$22,638	$22,416	$4,955	$17,765	$0.76
Olivia Burton Costs (1)	-	-	676	676	128	548	0.03
MVMT Costs (2)	-	-	936	936	225	711	0.03
Adjusted Results (Non-GAAP)	$205,618	$110,069	$24,250	$24,028	$5,308	$19,024	$0.82

	Net Sales	Gross Profit	Operating (Loss)/Income	Pre-tax (Loss)/Income	(Benefit)/Provision for Income Taxes	Net (Loss)/Income Attributable to Movado Group, Inc.	Diluted EPS
Nine Months Ended October 31, 2020
As Reported (GAAP)	$328,067	$169,702	$(168,012)	$(168,133)	$(26,365)	$(141,783)	$(6.11)
Olivia Burton Costs (1)	-	-	2,033	2,033	386	1,647	$0.07
MVMT Costs (2)	-	-	1,536	1,536	584	952	$0.04
Corporate Initiatives (3)	-	3,551	15,389	15,389	4,735	10,654	$0.46
Goodwill and Intangible Asset Impairment (4)	-	-	155,919	155,919	24,867	131,052	$5.64
Gain On Sale of a Non-Operating Asset (5)	-	-	-	(1,317)	(474)	(843)	$(0.03)
Adjusted Results (Non-GAAP)	$328,067	$173,253	$6,865	$5,427	$3,733	$1,679	$0.07

Nine Months Ended October 31, 2019
As Reported (GAAP)	$509,983	$274,281	$36,388	$49,389	$10,543	$39,195	$1.68
Olivia Burton Costs (1)	-	-	2,078	2,078	395	1,683	0.07
MVMT Costs (2)	-	140	3,534	3,534	848	2,686	0.11
Change In Contingent Consideration (6)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (7)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$509,983	$274,421	$41,680	$41,054	$8,439	$32,964	$1.41

(1)	Related to the amortization of acquired intangible assets for Olivia Burton.
(2)	Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT, where applicable.
(3)	Related to provision established associated with corporate initiatives, including restructuring plan.
(4)	Related to the impairment of goodwill for MVMT, Olivia Burton and City Time and impairment of certain of MVMT's intangible assets.
(5)	Related to a gain on sale of a non-operating asset in Switzerland.
(6)	Remeasurement of contingent consideration liability.
(7)	Change in estimate in Fiscal 2020 for severance and occupancy expenses.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	January 31,	October 31,
	2020	2020	2019
ASSETS

Cash and cash equivalents	$163,218	$185,872	$116,025
Trade receivables, net	103,506	78,388	136,272
Inventories	176,841	171,406	201,164
Other current assets	28,028	28,888	30,737
Total current assets	471,593	464,554	484,198

Property, plant and equipment, net	24,002	29,238	29,275
Operating lease right-of-use assets	77,932	89,523	88,126
Deferred and non-current income taxes	54,748	25,403	28,191
Goodwill	-	136,366	135,280
Other intangibles, net	17,123	42,359	43,532
Other non-current assets	56,380	59,865	58,453
Total assets	$701,778	$847,308	$867,055

LIABILITIES AND EQUITY

Accounts payable	$35,562	$35,488	$33,757
Accrued liabilities	59,612	44,210	62,499
Accrued payroll and benefits	12,693	6,302	9,353
Current operating lease liabilities	14,210	15,083	14,579
Income taxes payable	11,275	8,217	17,243
Total current liabilities	133,352	109,300	137,431

Loans payable to bank, non current	37,266	51,910	50,685
Deferred and non-current income taxes payable	20,893	25,419	26,370
Non-current operating lease liabilities	71,658	81,877	80,682
Other non-current liabilities	45,179	48,393	47,943

Redeemable noncontrolling interest	2,772	3,165	3,263

Shareholders' equity	389,345	526,537	520,681

Noncontrolling interest	1,313	707	-
Total equity	390,658	527,244	520,681

Total liabilities, redeemable noncontrolling interest and equity	$701,778	$847,308	$867,055

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 31,

	2020	2019
Cash flows from operating activities:
Net (loss)/income	$(141,783)	$39,195
Impairment of goodwill and intangible assets	155,919	-
Non-cash corporate initiatives	6,685	-
Change in contingent consideration	-	(13,627)
Depreciation and amortization	10,546	11,888
Other non-cash adjustments	(26,402)	696
Changes in working capital	(12,120)	(81,015)
Changes in non-current assets and liabilities	449	(1,707)
Net cash used in operating activities	(6,706)	(44,570)

Cash flows from investing activities:
Capital expenditures	(2,428)	(10,023)
Proceeds from sale of a non-operating asset	1,317	-
Proceeds from sale of an asset held for sale	-	242
Tradenames and other intangibles	(118)	(194)
Net cash used in investing activities	(1,229)	(9,975)

Cash flows from financing activities:
Repayments of bank borrowings	(47,699)	-
Proceeds from bank borrowings	30,879	-
Dividends paid	-	(13,796)
Stock repurchase	-	(4,199)
Stock awards and options exercised and other changes	(497)	(1,249)
Debt issuance costs	(300)	-
Net cash used in financing activities	(17,617)	(19,244)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,926	(93)
Net change in cash, cash equivalents, and restricted cash	(22,626)	(73,882)
Cash, cash equivalents, and restricted cash at beginning of period	186,438	190,459

Cash, cash equivalents, and restricted cash at end of period	$163,812	$116,577

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$163,218	$116,025
Restricted cash included in other non-current assets	594	552
Cash, cash equivalents, and restricted cash	$163,812	$116,577